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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 31, 2003


                         Commission file number 1-12215


                         Quest Diagnostics Incorporated
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                 (201) 393-5000


                                    Delaware
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)






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Item 5. Other Events and Regulation FD Disclosure/Item 12. Results of Operation
and Financial Condition.

          The following information is being filed pursuant to Item 5, "Other Events and Regulation FD Disclosure" and furnished pursuant to Item 12, "Results of Operation and Financial Condition". In conjunction with the preparation of its earnings press release and Form 10-Q for the quarter ended September 30, 2003, Quest Diagnostics Incorporated (the "Company") began reporting operating income on the face of its consolidated statement of operations. The accompanying exhibit presents the Company's historical results of operations for 2002 and 2003 on a basis consistent with the presentation (the "New Presentation") of its statements of operations in its earnings press release and Report on Form 10-Q for the quarter ended September 30, 2003. Certain amounts reported in the Company's historical consolidated statements of operations for the periods presented have been reclassified to conform to the New Presentation.
The revised presentation provides additional detail on the amounts previously included in the line item "other, net" and provides subtotals of "total operating costs and expenses", "operating income" and "total non-operating expenses, net." No other historical amounts previously reported were impacted by the change in presentation. Although not required by the applicable SEC rules, we believe the New Presentation provides useful information to users of the Company's financial statements.

Item 7. Financial Statements and Exhibits

(c)     Exhibit

        99.1      Quest Diagnostics Incorporated - Consolidated Statements of
                  Operations for each of the quarters and nine months ended
                  September 30, 2003, and for each of the quarters and year ended December 31, 2002.






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                                    Signature


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                October 31, 2003


                                QUEST DIAGNOSTICS INCORPORATED



                                By:   /s/ Robert A. Hagemann
                                      ----------------------
                                          Robert A. Hagemann